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                                                                     EXHIBIT 2.2
                            AERONOMICS INCORPORATED
                           4751 Best Road, Suite 300
                         Atlanta, Georgia  30337-5609

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Robert G. Cross and Lawrence W. Hall, and each of them, as proxies, with power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the Series A Common Stock, par value $0.0001 per share, of Aeronomics Incorporated (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on August _____, 1997, and any adjournment(s) thereof.

     1. Proposal to approve and adopt a proposed Agreement and Plan of Reorganization, dated as of June 3, 1997 (the "Merger Agreement"), among the Company, Decision Focus Incorporated ("DFI") and DFI/Aeronomics Incorporated ("DFI/Aeronomics") pursuant to which, among other things, (i) the Company will be merged with and into DFI/Aeronomics with DFI/Aeronomics being the surviving corporation and the outstanding capital stock of the Company will be converted into shares of DFI/Aeronomics' capital stock, and (ii) DFI will be merged with and into DFI/Aeronomics with DFI/Aeronomics being the surviving corporation and the outstanding capital stock of DFI will be converted into shares of DFI/Aeronomics' capital stock.

                 [_]  FOR         [_]  AGAINST        [_]  ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.



                 [_]  FOR         [_]  AGAINST        [_]  ABSTAIN

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     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE
UNDERSIGNED, IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING.

                                             Dated:_______________,1997

                                             _____________________________
                                                     (Signature)

                                             ______________________________
                                              (Signatures if held jointly)

                                             Please sign exactly as name appears
                                             on your stock certificate(s). When
                                             shares are held by joint tenants or
                                             tenants in common, both should sign
                                             below. When signing as attorney,
                                             executor, administrator, receiver,
                                             trustee or guardian, please so
                                             specify below. When signing as a
                                             corporation, please sign in full
                                             corporate name and have signed by
                                             the president or other duly
                                             authorized officer(s). If a
                                             partnership, please have signed in
                                             the partnership name by the
                                             authorized person(s).

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